Exhibit 10.3

SIDE LETTER AGREEMENT

November 9, 2020

This Side Letter Agreement is made by and between Senseonics Holdings, Inc., a Delaware corporation (the “Company”), and the purchasers of the Company’s convertible preferred stock identified on the signature pages hereto (the “Purchasers”).

WHEREAS, the Company and the Purchasers are party to that certain Stock Purchase Agreement, dated as of August 9, 2020 (as the same may be amended, modified or waived, the “Stock Purchase Agreement”), in connection with the purchase of up to 30,000 shares of the Company’s convertible preferred stock by the Purchasers at one or more closings; and

WHEREAS, pursuant to Section 5.5 of the Stock Purchase Agreement, the Company and the Purchasers desire to amend or waive certain provisions of the Stock Purchase Agreement as contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchasers agree as follows:

1.       Conditional Closing Date. Notwithstanding anything in Section 2.2(b) of the Stock Purchase Agreement to the contrary, for all purposes under the Stock Purchase Agreement and each Transaction Document, the Company and the Purchasers each hereby agree that the Conditional Closing Date shall be such date as the Company and the Purchasers shall mutually agree, but in any event no later than the date that is 150 days from the Initial Closing Date.

2.       Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

3.       Counterparts. This Side Letter Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument; provided that in the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature were the original thereof.

4.       No Modifications. Except as expressly modified hereby, the Stock Purchase Agreement shall remain in full force and effect as originally written until the valid termination of such agreement in accordance with its terms.

5.       Choice of Law. This Side Letter Agreement is governed by the laws of the State of Delaware, without regard to its conflict of laws provisions.

IN WITNESS WHEREOF, the parties have executed this Side Letter Agreement as of the date first written above.

SENSEONICS HOLDINGS, INC.

By:	/s/ Timothy Goodnow
Name: Timothy Goodnow
Title: CEO

[Signature Page to Side Letter Agreement]

PURCHASERS:

MARLIN FUND, LIMITED PARTNERSHIP

By:	/s/ Michael W. Masters
Name: Michael W. Masters
Title: Managing Member of the General Partner

MARLIN FUND II, LIMITED PARTNERSHIP

By:	/s/ Michael W. Masters
Name: Michael W. Masters
Title: Managing Member of the General Partner

MASTERS SPECIAL SITUATIONS, LLC

By:	/s/ Michael W. Masters
Name: Michael W. Masters
Title: Managing Member

[Signature Page to Side Letter Agreement]